                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") dated November 3, 2004, is made by and between TAL International Group, Inc. (the "Company") and Brian
M. Sondey ("Executive").

          WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment;

          WHEREAS, Executive desires to accept such employment on the terms hereinafter set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Term of Employment. Subject to the provisions of Section 7, Executive shall be employed by the Company for a period commencing on November 3, 2004
(the "Effective Date"), and ending on the third anniversary of the Effective
Date (the "Term"); provided that the Term shall automatically be extended for successive one-year periods unless either party shall give the other written notice of its intention not to extend the Term at least ninety (90) days prior to the expiration of the then current Term.

     2. Position.

          (a) Executive shall serve as the Company's Chief Executive Officer. In such position, Executive shall have such duties and authority as shall be determined from time to time by the Board of Directors of the Company (the
"Board"), which duties and authority shall be consistent with the Executive's position as the chief executive officer of a corporation of a similar size, and engaged in a similar business, as the Company. Executive shall report directly to the Board.

          (b) Except for permitted vacations, illnesses, and leaves of absence that are authorized by the Board, during the Term, Executive shall devote all of his business time and best efforts to the performance of his duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise; provided, however, that Executive may take reasonable amounts of time to (i) manage his personal investments and personal and family affairs if such activities do not significantly interfere with his duties under this Agreement or (ii) engage in charitable, educational, religious, civic and similar types of activities, speaking engagements, attendance at seminars and similar activities, to the extent that such activities do not inhibit or conflict with the performance of the Executive's duties hereunder or inhibit or conflict in any material way with the business of the Company.

     3. Base Salary. During the Term, the Company shall pay Executive an annual base salary (the "Base Salary") at the annual rate of $400,000 payable in regular installments in accordance with the Company's usual payroll practices.
The amount of the Executive's Base Salary may be increased as of the first day of each calendar year in

an amount mutually agreed upon by the Company and the Executive based upon a performance evaluation performed by the Board of Directors. In no event, however, shall the rate of the Executive's Base Salary be reduced during the term of this Agreement. Notwithstanding any other provision of this Section 3 to the contrary, as of the first day of each calendar year, starting with calendar year 2006, the Executive's Base Salary shall be increased to an amount equal to no less than that determined by multiplying the Base Salary payable to the
Executive for the immediately preceding calendar year by one (1) plus the percentage increase, if any, in the Consumer Price Index (as defined below) for the most recent calendar month for which such Consumer Price Index has been published over the Consumer Price Index for the same calendar month in the immediately preceding calendar year. For purposes of this Agreement, the term
"Consumer Price Index" shall mean the Consumer Price Index for all Urban
Consumers, New York - Northeastern New Jersey area (1982-1984 = 100) issued by the Bureau of Labor Statistics of the United States Department of Labor;
provided, however, that if the Consumer Price Index shall be converted to a different standard reference base or otherwise revised, the determination of the salary increase shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics.

     4. Bonus. With respect to each fiscal year of the Company during the Term,
Executive shall be eligible to earn an annual bonus award that is determined pursuant to and paid in accordance with an annual bonus plan of the Company, consistent with the past practices of the Company (including the past practices of the predecessor to the Company).

     5. Employee Benefits. During the Term, Executive shall be provided health insurance and short term and long term disability insurance and other health and welfare benefits and participation in a 401(k) plan or another plan selected by the Board (collectively "Employee Benefits") on the same basis as those benefits are generally made available to other senior executives of the Company.
Executive shall be provided with four weeks of paid vacation per year. The
Company shall obtain a directors and officers insurance policy covering
Executive and containing such coverages as are approved by agreement of the
Executive and the Board.

     6. Business Expenses and Perquisites. During the Term, reasonable and documented business expenses incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies as in effect for the Company's executive employees.

     7. Termination. Notwithstanding any other provision of this Agreement:

          (a) For Cause by the Company. The Term and Executive's employment hereunder may be terminated by the Company for Cause (as defined below). If
Executive's employment is terminated for Cause, he shall be entitled to receive his Base Salary through the date of termination. Upon termination of Executive's employment for Cause pursuant to this Section 7(a), Executive shall have no further rights to any compensation (including any Bonus) or any other benefits under this

Agreement. However, all other benefits, if any, due Executive following
Executive's termination of employment pursuant to this Section 7(a) shall be determined in accordance with the plans, policies and practices of the Company.

          (b) Disability or Death. The Term and Executive's employment hereunder shall terminate upon Executive's death and if Executive becomes physically or mentally incapacitated and is therefore unable to perform his duties to the
Company for more than 90 days during any 180 day period as determined by a competent physician selected by the Board (such incapacity is hereinafter referred to as "Disability"). The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the
Agreement.

          Upon termination of Executive's employment hereunder for either
Disability or death, Executive or his estate (as the case may be) shall be entitled to receive (i) Executive's Base Salary through the end of the month in which such termination occurs plus Executive's Base Salary and Bonus for one additional year and (ii) a pro rata portion (based on the period from the beginning of the year through the date of termination) of any Bonus that
Executive would have been entitled to receive pursuant to Section 4 hereof in such year, payable when such Bonus would have otherwise been payable had
Executive's employment not terminated.

          Upon termination of Executive's employment due to Disability or death pursuant to this Section 7(b), Executive shall have no further rights to any compensation (including any Bonus) or any other benefits under this Agreement except as provided under this Section 7(b). However, all other benefits, if any, due Executive or any of Executive's heirs or beneficiaries following Executive's termination for Disability or death shall be determined in accordance with the plans, policies and practices of the Company.

          (c) Without Cause by the Company. The Term and Executive's employment hereunder may be terminated by the Company without Cause upon 30 days written notice to Executive. If Executive's employment is terminated by the Company without Cause (other than by reason of Disability or death), Executive shall continue to receive his Base Salary and Bonus for the balance of the Term, but in no event less than eighteen months, determined as if such termination had not occurred. Upon termination of Executive's employment by the Company without
Cause pursuant to this Section 7(c), Executive shall have no further rights to any compensation (including any Bonus) or any other benefits under this
Agreement except as provided under this Section 7(c). However, all other benefits, if any, due Executive following Executive's termination of employment by the Company without Cause shall be determined in accordance with the plans, policies and practices of the Company.

          (d) For Good Reason by Executive. The Term and Executive's employment hereunder may be terminated by Executive for Good Reason upon 30 days written notice to the Company. Such termination shall be treated for all purposes as a termination without Cause pursuant to Section 7(c) and the provisions of Section
7(c) shall apply to such termination.

          (e) Without Good Reason by Executive. The Term and Executive's
employment hereunder may be terminated by Executive without Good Reason upon 30 days written notice to the Company. Such termination shall be treated for all purposes as a termination for Cause pursuant to Section 7(a) and the provisions of Section 7(a) shall apply to such termination.

          (f) Notice of Termination. Any purported termination of employment by the Company or by Executive shall be communicated by written Notice of
Termination to the other party hereto in accordance with Section 12(h) hereof.
For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

     8. Non-Competition; Non-Solicitation; Non-Disclosure, etc.

          (a) Applicability. In the event of the termination of Executive's employment with the Company for any reason or no reason, the Company will, within ten (10) business days of the effective date of such termination, provide to Executive notice of whether the Company has elected either (i) to waive compliance by Executive with Section 8(b) as it is applicable to Executive, in which case, Section 8(b) will cease to be applicable to Executive on the 30th day following such effective date, or (ii) to require compliance by Executive with Section 8(b), in which case, (A) Section 8(b) will be applicable to
Executive for twelve months following such effective date (the "Restricted
Period") and (B) the Company will, during the Restricted Period, and as a condition of such compliance, continue to pay Executive an amount equal to his
Base Salary, but excluding any Bonus, or other bonuses, benefits or flexible perquisites, applicable to the six months prior to such effective date;
provided, however, that the Company shall have no obligation to make such payment, if Executive's employment is terminated for Cause; and provided, further, that such payment shall not be duplicative of any other payment required under Section 7 after termination of employment. If the Company fails to provide such notice, then it will be deemed to have elected to waive compliance under clause (i). Regardless of whether the Company waives compliance by Executive with Section 8(b) or makes the payments specified in clause
(ii)(B), Sections 8(c), 8(d) and 8(e) shall continue to apply to Executive for the duration specified therein.

          (b) Non-Competition. In consideration of this Agreement, Executive covenants and agrees that during the Term and during the Restricted Period,
Executive shall not, subject to Section 8(a), without the express written approval of the Board, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, whether as a proprietor, partner, shareholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, or otherwise engage or participate in, whether as a proprietor, partner, shareholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, any business which competes, directly or indirectly, with the Business (as defined below) ("Competitive Business")
without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Market,
(B) whether any of the activities of Executive referred to above occur or are performed within or without the Market or (C) whether Executive resides, or reports to an office, within or without the Market; provided, however, that (x)
Executive may, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to five percent
(5%) of the capital share of a corporation whose capital share is traded publicly, or that (y) Executive may accept employment with a successor company to the Company. For the avoidance of doubt, a Competitive Business shall not include a shipping company that leases, finances, sells and/or manages shipping containers solely for itself and not for any third party. Furthermore, Executive shall not be deemed to be engaged in a Competitive Business if he is employed at a company that is not engaged in a Competitive Business but which has a sister company that is engaged in a Competitive Business if Executive has no involvement, direct or indirect, in the sister company whatsoever.

          (c) Non-Solicitation. If Executive's employment is terminated, then
Executive shall not for 12 months after termination of employment (A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, shareholder, member, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, customer, supplier, agent, representative or any other person or entity which has a business relationship with the Company or a Related Company or had a business relationship with the Company or a Related Company within the twenty-four (24) month period preceding the date of the incident in question
(other than a customer or supplier who has a business relationship with
Executive's new employer (if any)), to discontinue, reduce or modify such employment, agency or business relationship with the Company or a Related
Company, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or entity who is then (or was at any time within twelve (12) months prior to the date Executive or the Competitive
Business employs or seeks to employ such Person) employed or retained by the
Company or a Related Company. Notwithstanding the foregoing, nothing herein shall prevent Executive from providing a letter of recommendation to an employee with respect to a future employment opportunity.

          (d) Non-Disclosure. Executive further agrees, that during and after his employment with the Company, Executive will not, directly or indirectly in one or a series of transactions disclose to any person or entity or use or otherwise exploit for Executive's own benefit or for the benefit of anyone other than the Company or its subsidiaries any Confidential Information (as defined below) whether prepared by Executive or not, provided, however, that any
Confidential Information may be disclosed to officers, representatives, employees and agents of the Company or its Related Companies who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business. Executive shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company or its Related Companies, except as required in his normal course of employment by the Company or its subsidiaries. During the Term,
Executive shall use his commercially reasonable efforts to cause all Persons to whom Confidential Information shall be disclosed by Executive hereunder to observe the

terms and conditions set forth herein as though each such Person or entity was bound hereby. After the Term, Executive shall not disclose Confidential
Information other than to his advisors, representatives and agents who execute a confidentiality agreement whereby they will agree to observe the confidentiality terms and conditions set forth herein. Executive shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, Executive shall provide the Company with prompt notice of such requirement to the extent allowed by law, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, Executive agrees to deliver to the Company all Confidential Information which Executive may possess or control. Executive agrees that all Confidential Information of the Company and Related Companies (whether now or hereafter existing) conceived, discovered or made by him during his employment with the Company or its Related Companies exclusively belongs to the Company and its direct and indirect subsidiaries (and not to Executive). Executive will promptly disclose such Confidential
Information to the Company and its Related Companies and perform all actions reasonably requested by the Company and its Related Companies to establish and confirm such exclusive ownership.

          (e) Non-Disparagement. Executive agrees that during and after his employment with the Company, he shall not make any false, defamatory or disparaging statements about the Company or its Related Companies or the officers or directors of the Company or its Related Companies. During and after
Executive's employment with the Company or its Related Companies, the Company agrees on behalf of itself and its Related Companies that neither the officers nor the directors of the Company or its Related Companies shall make any false, defamatory or disparaging statements about Executive.

          (f) Specific Performance. Each of the parties hereto agree that their rights under this Section 8 are special and unique and that violation thereof would not be adequately compensated by money damages and each grants the others the right to specifically enforce (including injunctive relief where appropriate) the terms of this Section 8.

     9. Resolution of Disputes. Any disputes arising under or in connection with this Agreement, other than Section 8, shall first be addressed by third-party mediation and, if such mediation fails to resolve such dispute within sixty days, by binding arbitration in each case, to be held in New York. The arbitration shall be conducted according to the rules and procedures of the
American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     10. Definitions. For purposes of this Agreement, the following terms shall have the corresponding meanings:

          (a) "Business" means the business of leasing, financing, selling and managing shipping containers and any other business that the Company engages in during the Term.

          (b) "Cause" means (i) Executive's conviction for embezzlement or any other offense involving misuse or misappropriation of money or other property of the Company; (ii) Executive's continued and repeated refusal to perform specific directives of the Board, which directives are consistent with the scope and nature of Executive's duties and responsibilities to the Company; or (iii)
Executive's conviction of fraud, conviction of a felony involving moral turpitude, habitual drunkenness or habitual use of illegal substances.

          (c) "Confidential Information" means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, trade secrets, supplier lists and contacts, customer lists and contacts, the fact of and terms of (including without limitation, pricing terms) supplier, customer or consultant contracts, pricing policies, business techniques, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulas, improvements or other proprietary or intellectual property of the Company or its subsidiaries, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term
"Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by Executive that is prohibited hereunder.

          (d) "Good Reason" means, without Executive's express written consent, the occurrence of any of the following events: (i) any change in Executive's title, duties or responsibilities (including reporting responsibilities) that is adverse in any material respect, which is not remedied within 10 business days following receipt by the Board of written notice by Executive to the Company of such change; (ii) a reduction by the Company in Executive's base salary or failure by the Company to pay Executive compensation due under the terms of this
Agreement, which is not remedied within 10 business days following receipt by the Board of written notice by Executive to the Company of such reduction or failure; (iii) any requirement of the Company that Executive be based anywhere more than fifty (50) miles from the office where Executive is located on the date hereof, if such relocation increases Executive's commute by more than twenty (20) miles; (iv) any willful material breach of the terms of this
Agreement by the Company, which is not remedied within 10 business days following receipt by the Board of written notice by Executive to the Company of such breach; or (v) the Company elects not to renew this Agreement.

          (e) "Market" means any county in the United States of America and each similar jurisdiction in any other country in which (i) the Business was conducted by or engaged in by the Company or its subsidiaries or in which the
Company sought to conduct the Business on or prior to the date hereof or (ii)
the Business is conducted by or engaged in by the Company or its subsidiaries or in which the Company seeks to conduct the Business at any time during
Executive's employment by the Company or its subsidiaries.

          (f) "Related Company" means all direct and indirect subsidiaries of the Company.

     11. Designated Event Bonus.

          (a) General. If upon the consummation of a Designated Event, the holders of all of the outstanding shares of Series A Preferred Stock receive cash equal to the Liquidation Preference (as defined in the Certificate of
Incorporation) plus accrued but unpaid dividends as of the redemption date on each outstanding share of Series A Preferred Stock (such aggregate amount, the
"Series A Redemption Amount"), then the Company shall pay to Executive the Bonus
Amount. For the avoidance of doubt, any payments under this Section 11 shall be subordinate to all rights of payment of the Series A Preferred Stock.

          (b) Payment of the Bonus Amount. The Bonus Amount shall be payable in cash. Notwithstanding the foregoing, if the Designated Event is a Public
Offering, the Company may, in its sole discretion, issue Common Stock or other securities that are exercisable for or convertible into Common Stock in lieu of cash payment of the Bonus Amount. The number of securities issued in payment of the Bonus Amount would be based on the price per share of the securities sold in the Public Offering.

          (c) Definitions. For purposes of this Agreement, the following terms shall have the corresponding meanings:

               (i) "Bonus Amount" shall mean an amount equal to the difference between (i) all accrued but unpaid dividends on all of the shares of
          Series A Preferred Stock outstanding immediately prior to the
          Designated Event divided by the difference between of (A) one minus
          (B) the Fully-Diluted Equity Factor and (ii) all accrued but unpaid dividends on all of the shares of Series A Preferred Stock outstanding immediately prior to the Designated Event.

               (ii) "Certificate of Incorporation" shall mean the Amended and
          Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on the date hereof.

               (iii) "Common Stock" shall mean the Common Stock, par value
          $0.001 per share, of the Company.

               (iv) "Designated Event" shall mean a Change of Control (as defined in the Certificate of Incorporation) or a Public Offering, in
          each case in which the entire Series A Redemption Amount is paid in full in cash.

               (v) "Executive Shares" shall mean 2,500 shares of Common Stock, subject to adjustment for stock splits, combinations, stock dividends, recapitalizations and similar transactions.

               (vi) "Fully-Diluted Common Stock" shall mean all of the Common
          Stock, assuming conversion, exercise or exchange of all outstanding convertible, exercisable or exchangeable securities, options, warrants and similar securities or instruments into or for Common Stock
          (regardless of whether such convertible, exercisable or exchangeable securities, options, warrants or similar securities or instruments are then convertible, exercisable or exchangeable).

               (vii) "Fully-Diluted Equity Factor" shall mean the fraction obtained by dividing (i) the Executive Shares by (ii) the
          Fully-Diluted Common Stock immediately prior to the Designated Event.

               (viii) "Public Offering" shall mean a public offering and sale of equity securities by the Company pursuant to an effective Registration
          Statement under the Securities Act of 1933, as amended (the
          "Securities Act") for gross proceeds of at least $50 million.

               (ix) "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the Securities and
          Exchange Commission under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-8 or any successor form thereto.

               (x) "Series A Preferred Stock" shall mean the Series A Preferred
          Stock, par value $0.001 per share, of the Company.

     12. Miscellaneous.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the
Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

          (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          (e) Assignment. This Agreement shall not be assignable by Executive.
This Agreement may be assigned by the Company to a Related Company. Furthermore, subject to Executive's consent, which shall not be unreasonably withheld, delayed or conditioned, this Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company. Any such assignment shall become effective when the
Company notifies Executive of such assignment or at such later date as may be specified in such notice. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, provided that any assignee expressly assumes the obligations, rights and privileges of this Agreement.

          (f) Mitigation. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment.

          (g) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

          (h) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt, provided that all notices to the Company shall be directed to the attention of attention of the Board.

          (i) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

          (j) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                            [Signature Page Follows]

                                       10

          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                         TAL INTERNATIONAL GROUP, INC.

                                         By:  /s/ A. Richard Caputo, Jr.
                                            --------------------------------
                                         Name:  A. Richard Caputo, Jr.
                                         Title: Vice President

                                         c/o The Jordan Company, L.P.
                                         767 Fifth Avenue
                                         New York, NY 10153

                                           /s/ BRIAN M. SONDEY
                                         -----------------------------------
                                         BRIAN M. SONDEY

                                         341 West 12th Street
                                         Apartment 1
                                         New York, New York 10014